Exhibit 10.2


                                 FIRST AMENDMENT
                                To the AGREEMENT
                    Between MED and AIPC dated April 22, 1997

This AMENDMENT is entered into and made between: MED SHIPPING AND TRADING S.A.
(MED), a Corporation under the Laws of the Republic of Liberia with office at Kaiserstrasse 12, c/o Grossmann & Partner, 60311 Frankfurt am Main, Germany, represented by its chairman Spyridon Armenis, and AMERICAN INTERNATIONAL PETROLEUM CORPORATION (AIPC), a Nevada Corporation with office at 444 Madison Avenue, New York, NY 10022, represented by its Chairman Dr. George N. Faris. Additional parties will be AIPK (see below) and Stefan Grossmann as Trustee.

This AMENDMENT is to be added to and become an integral part of the Agreement between MED and AIPC dated April 22, 1997 that refers to the License signed by the Prime Minister of Kazakstan dated November 15, 1996, Series MG.
No. 953 (Oil) (henceforth: AGREEMENT).

AIPC represents that, without delay, it is in the process of forming a new company under the laws of the Republic of Kazakstan, the names of which shall be AMERICAN INTERNATIONAL PETROLEUM KAZAKSTAN (AIPK). Regardless of whether this new company has formally been registered or the registration of said company is yet to take place, the parties agree to the following:

1. AIPC hereby assigns, transfers and cedes all its rights acquired in the above stated AGREEMENT and likewise assigns, transfers and cedes all its obligations and commitments included therein to its wholly owned subsidiary AIPK. AIPK will be the designated Operator in the Joint Operation Agreement as provided in section "7" of the AGREEMENT and will perform all other such tasks specified in the AGREEMENT as the wholly owned subsidiary of AIPC for Kazakstan operations, including but not limited to sections 8.9 and 10 of the AGREEMENT dated April 22, 1997.

2. It is hereby expressly stated and understood by the parties, without prejudice to this assignment, transfer and cession of interest in this AGREEMENT, that AIPC hereby provides a Corporate Guarantee to MED for all the obligations and commitments assumed by AIPK, and its Kazakstan branch to be duly registered and established under the laws of the Republic of Kazakstan. Thus, MED shall not come into the situation to loose the protection of its rights under the AGREEMENT by the AIPC parent company; and the AIPC parent company shall likewise at all times be able to claim all of its rights agreed under the AGREEMENT against MED either directly (through AIPC) or through AIPK.

3. MED and AIPC herewith agree on the following changes of their AGREEMENT dated April 22, 1997:
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a) In section 2.e), third line, the figure "Eighty-five percent (85%)" is herewith changed to "One hundred percent (100%)";

b) Section 5. is deleted and replaced by a new section 5. that reads as follows:
"A special bonus of 1,500,000 (one point five million) common shares of AIPC will immediately be issued and transmitted by AIPC to MED (the hands of Trustee for MED Stefan Grossmann) pursuant to regulation "S" as soon as the average bid price of AIPC stock (as measured by the five previous trade days average bid price) as quoted on the NASDAQ National Marketing System reaches or exceeds US$5 per share. All reference to the issuance of a Production License is herewith canceled and removed from section 5."

c) In section 12., third line, the words and figure "will receive a 10% interest" are herewith changed into "will receive a 20% (twenty percent) interest";

d) In consideration for the above and as an incentive to accelerate the transfer of the License to MSUP, AIPC will issue to MED to the hands of Stefan Grossmann, Trustee for Med (ledger: "In Trust for Med Shipping and Trading S.A.") pursuant to regulation "S" 200,000 (two hundred thousand) common shares of AIPC immediately when the following conditions have been met:

aa) Scientific-Industrial Firm DANK TOO will sign a Release and Waiver Statement in which DANK waives its right of first refusal pursuant to sect. 10.7 of the MSUP Charter document; and a copy of this letter will be given by MED to AIPC.

bb) Scientific-Industrial Firm DANK TOO will sign a letter (in English) to the competent Kazakstan Ministry requesting that the License Series MG, No. 953 be transferred to MSUP as the new License owner; and a copy of this letter will be given by MED to AIPC; and the License will have been transferred to MSUP. Receipt of Ministry Notification of such transfer shall be deemed to fulfill all of the above conditions.

4. Further, in the event that within ninety (90) days from the date of this AMENDMENT, MED, through its efforts and its attorney Wayne S. Bishop/Linkage Group, is able to induce ORYX Energy Company or subsidiary of ORYX to sign an agreement or binding letter of intent with MSUP acceptable to AIPC, AIPC will issue immediately in TRUST to MED (to the hand of Stefan Grossmann, Trustee for MED) 350,000 (three hundred and fifty thousand) regulation "S" common shares of AIPC upon the execution of such agreement or binding letter of intent.

5. Further, AIPC agrees to share with MED proportionately to the interests under the AGREEMENT dated April 22, 1997 the 10% (ten percent) fee promised to Wayne
S. Bishop, Esq./Linkage Group if such agreement with ORYX/ORYX subsidiary referred to above materializes.

6. Upon execution of the AMENDMENT, MED will implement a meeting with ORYX and include AIPC's representative(s).
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7. This AMENDMENT is agreed to and executed this 9th day of May 1997 and is approved as evidenced by the signatures of the authorized representatives of the parties below. The signatures of the officers below is an indication of the approvals of their respective Boards of this Amendment.



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Spyridon Armenis                            Dr. George N. Faris
Chairman and President of MED               Chairman and CEO of AIPC



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Stefan Grossmann
Trustee